Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies Reports Third Quarter 2023 Financial Results;
Investing for the Future While Responding to Swiftly Changing Environment

•
3Q23 revenue of $201.4 million reflects impact of swift change in demand dynamics as evolving macroeconomic conditions influenced customer behavior with push out of orders and delivery dates
•
Margins impacted by lower volume and under absorption as well as a mix of products; new customers and expanding end market opportunities to build through 2024 to drive future volume and margins
•
Protecting margins by executing plans to control overhead expenses while continuing to advance low-cost operations and regional centers of excellence to gain further efficiencies
•
Strategy remains intact; looking beyond near-term challenges; well positioned with innovative products and software, expanded end markets, and regionalized capacity to drive longer-term growth
•
Updating full year outlook for 2023; expect slower start to 2024

SARASOTA, FL, November 2, 2023 — Helios Technologies, Inc. (NYSE: HLIO) (“Helios” or the “Company”), a global leader in highly engineered motion control and electronic controls technology for diverse end markets, today reported financial results for the third quarter ended September 30, 2023. Results include our most recent flywheel acquisitions including Schultes Precision Manufacturing, Inc. (or “Schultes”), which was acquired on January 27, 2023, and i3 Product Development, Inc. (or “i3”), which was acquired on May 26, 2023.

“We entered this year working to advance our strategy to solve our customers’ most challenging problems. Our best-in-class manufacturing allows us to provide an integrated operating approach with innovative, high quality and differentiated solutions. When we presented our expectations for 2023, we recognized that global macroeconomic uncertainties posed a headwind. We remain focused on what we can control around product innovation, expanding into new end markets, and our customer-centric ‘in the region for the region’ manufacturing approach. The trailing second quarter was encouraging as it began to demonstrate traction. However, we saw swift shifts in demand from a broad set of customers and markets in the third quarter. The combination of macroeconomic conditions and geopolitical unrest caused push outs on delivery schedules and delays in orders,” said Helios’ President and Chief Executive Officer Josef Matosevic.

“To address these highly dynamic market conditions, we are taking appropriate action to protect our margin by implementing plans to minimize costs while balancing our resources to maintain our top-notch customer service. Our long-term strategy remains on track and our management team is excited to execute against our many opportunities. We believe our investments will provide strong returns, and our revolutionary technology, products and solutions will continue to make Helios incredibly tough to follow,” Matosevic concluded.

Helios Technologies | 7456 16th St East | Sarasota, FL 34243 | 941-362-1200

Helios Technologies Reports Third Quarter 2023 Financial Results;

Investing for the Future While Responding to Swiftly Changing Environment

November 2, 2023	Page 2 of 16

Third Quarter 2023 Consolidated Results

($ in millions, except per share data) (Unaudited)	Q3 2023	Q3 2022	Change		% Change
Net sales	$201.4	$207.2	$(5.8)		(3%)
Gross profit	$59.7	$69.3	$(9.6)		(14%)
Gross margin	29.6%	33.4%	(380)	bps
Operating income	$13.8	$30.7	$(16.9)		(55%)
Operating margin	6.9%	14.8%	(790)	bps
Non-GAAP adjusted operating margin*	13.7%	20.4%	(670)	bps
Net income	$3.5	$20.4	$(16.9)		(83%)
Diluted EPS	$0.11	$0.63	$(0.52)		(83%)
Non-GAAP cash net income*	$14.4	$29.2	$(14.8)		(51%)
Diluted Non-GAAP cash EPS*	$0.44	$0.90	$(0.46)		(51%)
Adjusted EBITDA*	$35.6	$48.0	$(12.4)		(26%)
Adjusted EBITDA margin*	17.7%	23.2%	(550)	bps

* Adjusted numbers are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. These Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for GAAP. Please carefully review the attached Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies.

Sales

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Shift in demand: Modest 1% improvement in Hydraulics segment revenue offset by a 9% decline in Electronics segment revenue compared with the year ago period. Compared with second quarter 2023, rapid declines occurred in both the Hydraulics segment of 13% and in the Electronics segment of 8% driven by macroeconomic shifts.
•
Variable impacts by market: Year-over-year sales were impacted by reduced demand for products in our mobile, marine, industrial, and the health and wellness markets. Compared with the second quarter of 2023, declines in demand occurred across mobile, agriculture, marine, industrial, and the health and wellness markets. Sales included $13.3 million in revenue from acquisitions. (See the Organic and Acquired Revenue table in this release that provides acquired revenue by segment by quarter).
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By Region: Sales in the Americas were up slightly while there was a 9% decline in Europe, the Middle East and Africa (“EMEA”) and a 4% decline Asia Pacific ("APAC”) compared to the year ago period.
•
Other Impacts: Favorable foreign currency (FX) translation was $2.2 million. Supply chain constraints delayed an estimated $11.2 million in sales.

Profits and margins

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Gross profit and margin impacts: Gross profit declined primarily on lower volume, the different margin profile of acquired businesses, restructuring costs, and higher wage and benefit costs partially offset by pricing and FX benefit. Gross margin contraction was primarily due to under absorption of overhead on lower volume.
•
Selling, engineering and administrative (“SEA”) expenses: SEA sequentially were down slightly, but up $6.0 million, or 19% compared with the third quarter of 2022. The year-over-year increase was primarily related to incremental SEA from acquisitions, restructuring, higher wage and benefit costs, and increased R&D investment for new product development.

Helios Technologies Reports Third Quarter 2023 Financial Results;

Investing for the Future While Responding to Swiftly Changing Environment

November 2, 2023	Page 3 of 16

•
Amortization of intangible assets: $8.2 million up 21% compared with the prior year period reflecting the Company’s flywheel acquisitions.

Non-operating items

•
Net interest expense: up $0.9 million sequentially and up $4.6 million in the quarter compared with the prior year period reflecting higher average rates and increased average net debt balance related to acquisitions.
•
Effective tax rate: 30.5% compared with 23.6% in the prior year period reflecting the mix in income to various tax jurisdictions.

Net income, earnings per share (“EPS”), Non-GAAP cash earnings per share and adjusted EBITDA

•
Net income and diluted earnings per share: The decline in net income to $3.5 million, or $0.11 per share, was primarily the result of lower volume, lower margins, increased interest and amortization expenses.
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Diluted Non-GAAP cash earnings per share: $0.44 compared with $0.90 in the third quarter of 2022 on lower volume, higher operating expenses and increased interest expense of $0.09 per share.
•
Adjusted EBITDA margin: 17.7% contracted 550 basis points compared with the year ago period driven by the items discussed previously in this report.

Hydraulics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

($ in millions) (Unaudited)
Hydraulics	For the Three Months Ended
	Q3 2023	Q3 2022	Change		% Change
Net Sales
Americas	$55.7	$49.7	$6.0		12%
EMEA	38.8	41.3	(2.5)		(6%)
APAC	37.5	40.2	(2.7)		(7%)
Total Segment Sales	$132.0	$131.2	$0.8		1%
Gross Profit	$41.1	$46.5	$(5.4)		(12%)
Gross Margin	31.1%	35.4%	(430)	bps
SEA Expenses	$22.7	$17.1	$5.6		33%
Operating Income	$18.4	$29.4	$(11.0)		(37%)
Operating Margin	13.9%	22.4%	(850)	bps

Third Quarter Hydraulics Segment Review

•
Sales: Grew 12% in the Americas which offset weakness in EMEA and APAC resulting in a 1% year-over-year improvement in segment sales, primarily due to an $11.0 million contribution from acquisitions. Sales declined in the mobile, industrial, and agricultural end markets compared with the year ago period. Sales declined 13% compared with the second quarter of 2023 driven by swift changes in the mobile, agriculture, and industrial end markets. FX had a favorable $2.2 million impact on sales and supply chain constraints delayed an estimated $7.8 million in sales.

Helios Technologies Reports Third Quarter 2023 Financial Results;

Investing for the Future While Responding to Swiftly Changing Environment

November 2, 2023	Page 4 of 16

•
Gross profit and margin drivers: Lower gross profit and margin were primarily the result of lower volume, the different margin profile of acquired businesses, restructuring costs, and higher wage and benefit costs. Restructuring costs included in cost of sales increased by $1.7 million to $2.0 million in the third quarter of 2023, compared with the year ago period.
•
Operating income and operating margin: Reflect impact of lower volume on gross profit as well as costs related to acquisitions and investments in operational changes and new product development.

Electronics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

($ in millions) (Unaudited)
Electronics	For the Three Months Ended
	Q3 2023	Q3 2022	Change		% Change
Net Sales
Americas	$59.4	$65.0	$(5.6)		(9%)
EMEA	5.7	7.7	(2.0)		(26%)
APAC	4.3	3.3	1.0		30%
Total Segment Sales	$69.4	$76.0	$(6.6)		(9%)
Gross Profit	$18.6	$22.8	$(4.2)		(18%)
Gross Margin	26.8%	30.0%	(320)	bps
SEA Expenses	$14.4	$11.8	$2.6		22%
Operating Income	$4.2	$11.0	$(6.8)		(62%)
Operating Margin	6.1%	14.5%	(840)	bps

Third Quarter Electronics Segment Review

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Sales: Declined 9% over the prior year driven by declines in the Americas and EMEA partially offset by growth in APAC combined with a $2.3 million contribution from acquisitions. Sales declined in the health and wellness, marine, and industrial machinery end markets partially offset by increases to the off-road vehicles end market. Sales declined 8% compared with the second quarter of 2023 driven by a swift sharp change in the marine market along with declines in health and wellness, industrial and mobile. Foreign currency exchange rates did not impact sales and supply chain constraints delayed an estimated $3.4 million in sales.
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Gross profit and margin drivers: Compared with the year ago period, lower gross profit and margin reflects decreased sales volume, higher material costs, the different margin profile of acquired businesses, and restructuring costs
•
Operating income and operating margin: Compared with the year ago period declines were the result of lower gross profit and higher SEA expenses related to investments in expansion, new product development and other growth initiatives.

Helios Technologies Reports Third Quarter 2023 Financial Results;

Investing for the Future While Responding to Swiftly Changing Environment

November 2, 2023	Page 5 of 16

Balance Sheet and Cash Flow Review

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Total debt: at quarter-end was $544.5 million, down from $549.1 million at the end of the second quarter as the Company’s capital allocation priorities include debt reduction. Higher debt balances compared with the year ago period reflect the acquisition of Schultes and i3.
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Cash and cash equivalents: as of September 30, 2023 were $35.2 million, relatively flat from the year ago period of $36.8 million.
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Inventory: increased $3.0 million to $208.7 million from the second quarter of 2023. The increase was the result of the decline in volume.
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Pro-forma net debt-to-adjusted EBITDA: increased slightly to 3.0x at the end of the third quarter of 2023 (pro-forma for Schultes and i3.) At the end of third quarter 2023, the Company had $183.3 million available on its revolving lines of credit.
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Net cash provided by operations: was $11.8 million in the third quarter 2023 compared with $26.1 million in the second quarter 2023.
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Capital expenditures: were $5.9 million in the third quarter 2023, or 2.9% of sales as capacity expansion projects start to near completion. This compares with $8.5 million, or 4.1% of sales, in the year ago period.
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Dividends: Paid 107th sequential quarterly cash dividend on October 20, 2023.

Updating Full Year 2023 Outlook:

Sean Bagan, Chief Financial Officer, commented, “It is a privilege to have joined Helios Technologies. I have gained a deep appreciation of the Company’s purpose driven culture and its steadfast values that drive the organization each day. The talented global teams deliver technology solutions to our dedicated customers that ensure safety, reliability, connectivity and control. Our strategy combined with our expanding markets, innovative products, global footprint, leading positions, and extensive manufacturing capabilities provides a solid foundation to weather market fluctuations. Helios has invested in its future and is well positioned to benefit as market dynamics improve. As a result of the change in customer behavior, we are moderating our outlook for the balance of the year. This is a very skilled enterprise with a great culture, great team and great future. The Company’s underlying strong financial profile can deliver top tier margins and efficient cash flow generation, which gives me confidence that we will continue to build momentum to grow shareholder value over time.”

The following provides the Company’s expectations for 2023 as of November 2, 2023. This assumes constant currency, using quarter end rates, and that markets served are not further impacted by the macroeconomic or the geopolitical environment.

Helios Technologies Reports Third Quarter 2023 Financial Results;

Investing for the Future While Responding to Swiftly Changing Environment

November 2, 2023	Page 6 of 16

	Previous 2023 Outlook	Updated 2023 Outlook
Consolidated revenue	$880 - $900 million	$820 - $835 million
Net income	$65 - $66 million	$35 - $39 million
Adjusted EBITDA	$187 - $196 million	$152 - $167 million
Adjusted EBITDA margin	21.0% - 22.0%	18.5% - 20.0%
Interest expense	$30 - $32 million	$31 - $32 million
Effective tax rate	21% - 23%	23% - 24%
Depreciation	$31 - $33 million	$31 - $32 million
Amortization	$33 - $35 million	$34 - $35 million
Capital expenditures % total revenue	3% - 5% of sales	4% - 5% of sales
Diluted EPS	$1.96 - $2.00	$1.07 - $1.17
Diluted Non-GAAP Cash EPS	$3.04 - $3.12	$2.17 - $2.39

Adjusted EBITDA, Adjusted EBITDA margin and Diluted Non-GAAP Cash EPS represent Non-GAAP financial measures. The Company has presented the comparable GAAP figures in the table above. For 2023 Outlook, Adjusted EBITDA excludes an estimated $15 million to $18 million of costs for restructuring activities and acquisition related costs including integration. For 2023 Outlook, Diluted Non-GAAP Cash EPS excludes an estimated $1.10 to $1.21 per diluted share of costs primarily for amortization, restructuring activities, acquisition related costs including integration and the related tax impact on these items.

Helios Technologies Reports Third Quarter 2023 Financial Results;

Investing for the Future While Responding to Swiftly Changing Environment

November 2, 2023	Page 7 of 16

Webcast

The Company will host a conference call and webcast tomorrow, November 3, at 9:00 a.m. Eastern Time to review its financial and operating results and discuss its corporate strategies and outlook. A question-and-answer session will follow. The conference call can be accessed by calling (201) 689-8573. The audio webcast will be available at www.heliostechnologies.com.

A telephonic replay will be available from approximately 1:00 p.m. ET on the day of the call through Friday, November 10, 2023. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13740935. The webcast replay will be available in the investor relations section of the Company’s website at www.heliostechnologies.com, where a transcript will also be posted once available.

About Helios Technologies

Helios Technologies is a global leader in highly engineered motion control and electronic controls technology for diverse end markets, including construction, material handling, agriculture, energy, recreational vehicles, marine and health and wellness. Helios sells its products to customers in over 90 countries around the world. Its strategy for growth is to be the leading provider in niche markets, with premier products and solutions through innovative product development and acquisition. The Company has paid a cash dividend to its shareholders every quarter since becoming a public company in 1997. For more information please visit: www.heliostechnologies.com and follow us on LinkedIn.

FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs, and assumptions made by Helios Technologies, Inc. (“Helios” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products and make acquisitions; (ii) the effectiveness of creating the Centers of Excellence; (iii) the Company’s financing plans; (iv) trends affecting the Company’s financial condition or results of operations; (v) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (vi) the declaration and payment of dividends; and (vii) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of the cyclical nature of our business and the standardization. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These statements are not guaranteeing future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause the actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, (i) the Company’s ability to respond to global economic trends and changes in customer demand domestically and internationally, including as a result of standardization and the cyclical nature of our business, which can adversely affect the demand for capital goods; (ii) supply chain disruption and the potential inability to procure goods; (iii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iv) inflation (including hyperinflation) or recession; (v) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (vi) risks related to health epidemics, pandemics and similar outbreaks, which may among other things, adversely affect our supply chain, material costs, and work force and may have material adverse effects on our business, financial position, results of operations and/or cash flows; (vii) risks related to our international operations, including the potential impact of the ongoing conflict in Ukraine and the Middle East; and (viii) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; (ix) our failure to realize the benefits expected from acquisitions, our failure to promptly and

Helios Technologies Reports Third Quarter 2023 Financial Results;

Investing for the Future While Responding to Swiftly Changing Environment

November 2, 2023	Page 8 of 16

effectively integrate acquisitions and the ability of Helios to retain and hire key personnel, and maintain relationships with suppliers. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on February 28, 2023.

This news release will discuss some historical Non-GAAP financial measures, which Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. The determination of the amounts that are excluded from these Non-GAAP measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income recognized in a given period. You should not consider the inclusion of this additional information in isolation or as a substitute for results prepared in accordance with GAAP. Please carefully review the Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies.

This news release also presents forward-looking statements regarding Non-GAAP measures, including Adjusted EBITDA, Adjusted EBITDA margin, cash net income and cash net income per diluted share. The Company is unable to present a quantitative reconciliation of these forward-looking Non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s 2023 financial results. These Non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the Company’s actual results and preliminary financial data set forth above may be material.

For more information, contact:
Tania Almond
Vice President, Investor Relations and Corporate Communication
(941) 362-1333
tania.almond@HLIO.com

Deborah Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com

Financial Tables Follow:

Helios Technologies Reports Third Quarter 2023 Financial Results;

Investing for the Future While Responding to Swiftly Changing Environment

November 2, 2023	Page 9 of 16

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2023	October 1, 2022	% Change	September 30, 2023	October 1, 2022	% Change

Net sales	$201.4	$207.2	(3)%	$642.2	$689.4	(7)%
Cost of sales	141.7	137.9	3%	435.7	454.2	(4)%
Gross profit	59.7	69.3	(14)%	206.5	235.2	(12)%
Gross margin	29.6%	33.4%		32.2%	34.1%

Selling, engineering and administrative expenses	37.7	31.7	19%	113.8	98.1	16%
Amortization of intangible assets	8.2	6.8	21%	24.7	20.6	20%
Operating income	13.8	30.7	(55)%	68.0	116.6	(42)%
Operating margin	6.9%	14.8%		10.6%	16.9%

Interest expense, net	8.7	4.1	112%	22.6	11.7	93%
Foreign currency transaction loss (gain), net	0.1	(0.2)	(150)%	0.6	(1.3)	(146)%
Other non-operating expense, net	-	0.2	(100)%	-	1.5	(100)%
Income before income taxes	5.0	26.7	(81)%	44.8	104.7	(57)%
Income tax provision	1.5	6.3	(76)%	10.7	23.8	(55)%
Net income	$3.5	$20.4	(83)%	$34.1	$80.9	(58)%

Net income per share:
Basic	$0.11	$0.63	(83)%	$1.04	$2.49	(58)%
Diluted	$0.11	$0.63	(83)%	$1.04	$2.48	(58)%

Weighted average shares outstanding:
Basic	33.0	32.5		32.8	32.5
Diluted	33.1	32.6		33.0	32.6

Dividends declared per share	$0.09	$0.09		$0.27	$0.27

Helios Technologies Reports Third Quarter 2023 Financial Results;

Investing for the Future While Responding to Swiftly Changing Environment

November 2, 2023	Page 10 of 16

HELIOS TECHNOLOGIES

CONSOLIDATED BALANCE SHEETS

(In millions, except per share data)

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$35.2	$43.7
Accounts receivable, net of allowance for
credit losses of $2.0 and $1.5	131.2	125.1
Inventories, net	208.7	191.6
Income taxes receivable	10.1	10.2
Other current assets	25.0	17.9
Total current assets	410.2	388.5
Property, plant and equipment, net	220.3	175.7
Deferred income taxes	2.1	1.6
Goodwill	502.7	468.5
Other intangible assets, net	426.4	405.6
Other assets	28.9	23.8
Total assets	$1,590.6	$1,463.7
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$65.0	$73.7
Accrued compensation and benefits	19.2	21.1
Other accrued expenses and current liabilities	22.3	32.0
Current portion of long-term non-revolving debt, net	21.8	19.0
Dividends payable	2.9	2.9
Income taxes payable	5.1	3.6
Total current liabilities	136.3	152.3
Revolving lines of credit	217.9	261.3
Long-term non-revolving debt, net	304.2	164.2
Deferred income taxes	57.2	61.0
Other noncurrent liabilities	33.0	30.0
Total liabilities	748.6	668.8
Commitments and contingencies	-	-
Shareholders’ equity:
Preferred stock, par value $0.001, 2.0 shares authorized,
no shares issued or outstanding	-	-
Common stock, par value $0.001, 100.0 shares authorized,
33.0 and 32.6 shares issued and outstanding	-	-
Capital in excess of par value	431.6	404.3
Retained earnings	475.3	450.0
Accumulated other comprehensive loss	(64.9)	(59.4)
Total shareholders’ equity	842.0	794.9
Total liabilities and shareholders’ equity	$1,590.6	$1,463.7

Helios Technologies Reports Third Quarter 2023 Financial Results;

Investing for the Future While Responding to Swiftly Changing Environment

November 2, 2023	Page 11 of 16

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Nine Months Ended
	September 30, 2023	October 1, 2022
Cash flows from operating activities:
Net income	$34.1	$80.9
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	47.7	37.4
Stock-based compensation expense	9.2	6.2
Amortization of debt issuance costs	0.5	0.4
Benefit for deferred income taxes	(3.1)	(2.1)
Forward contract losses (gains), net	0.1	(6.4)
Other, net	0.5	1.0
(Increase) decrease in, net of acquisitions:
Accounts receivable	(1.5)	(2.9)
Inventories	(14.4)	(19.7)
Income taxes receivable	0.3	(1.8)
Other current assets	(7.5)	0.6
Other assets	5.8	6.2
Increase (decrease) in, net of acquisitions:
Accounts payable	(9.1)	(17.2)
Accrued expenses and other liabilities	(6.9)	(5.7)
Income taxes payable	1.8	2.5
Other noncurrent liabilities	(4.6)	(5.4)
Contingent consideration payments in excess acquisition date fair value	(2.7)	-
Net cash provided by operating activities	50.2	74.2
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(114.8)	(67.3)
Capital expenditures	(25.5)	(21.9)
Proceeds from dispositions of property, plant and equipment	0.3	1.9
Cash settlement of forward contracts	0.6	4.4
Software development costs	(5.1)	(2.3)
Net cash used in investing activities	(144.5)	(85.2)
Cash flows from financing activities:
Borrowings on revolving credit facilities	175.7	112.7
Repayment of borrowings on revolving credit facilities	(219.0)	(72.2)
Borrowings on long-term non-revolving debt	160.0	-
Repayment of borrowings on long-term non-revolving debt	(16.3)	(12.6)
Proceeds from stock issued	1.6	1.7
Dividends to shareholders	(8.8)	(8.8)
Payment of employee tax withholding on equity award vestings	(2.2)	(2.6)
Payment of contingent consideration liability	(3.4)	(1.1)
Other financing activities	(1.9)	(1.6)
Net cash provided by financing activities	85.7	15.5
Effect of exchange rate changes on cash and cash equivalents	0.1	3.7
Net (decrease) increase in cash and cash equivalents	(8.5)	8.3
Cash and cash equivalents, beginning of period	43.7	28.6
Cash and cash equivalents, end of period	$35.2	$36.8

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Investing for the Future While Responding to Swiftly Changing Environment

November 2, 2023	Page 12 of 16

HELIOS TECHNOLOGIES

SEGMENT DATA

(In millions)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Sales:
Hydraulics	$132.0	$131.2	$432.1	$411.1
Electronics	69.4	76.0	210.1	278.3
Consolidated	$201.4	$207.2	$642.2	$689.4

Gross profit and margin:
Hydraulics	$41.1	$46.5	$140.7	$146.8
	31.1%	35.4%	32.6%	35.7%
Electronics	18.6	22.8	65.8	88.4
	26.8%	30.0%	31.3%	31.8%
Corporate and other	-	-	-	-

Consolidated	$59.7	$69.3	$206.5	$235.2
	29.6%	33.4%	32.2%	34.1%

Operating income (loss) and margin:
Hydraulics	$18.4	$29.4	$73.3	$92.1
	13.9%	22.4%	17.0%	22.4%
Electronics	4.2	11.0	23.8	51.8
	6.1%	14.5%	11.3%	18.6%
Corporate and other	(8.8)	(9.6)	(29.1)	(27.3)
Consolidated	$13.8	$30.7	$68.0	$116.6
	6.9%	14.8%	10.6%	16.9%

ORGANIC AND ACQUIRED REVENUE[1]

(In millions)

(Unaudited)

	Three Months Ended				Full Year Ended	Three Months Ended			Nine Months Ended
	April 2,	July 2,	October 1,	December 31,	December 31,	April 1,	July 1,	September 30,	September 30,
	2022	2022	2022	2022	2022	2023	2023	2023	2023
Hydraulics
Organic	$130.7	$137.1	$129.1	$132.0	$528.9	$134.0	$137.2	$121.0	$392.2
Acquisition	6.4	5.7	2.1	8.2	22.4	13.7	15.2	11.0	39.9
Total	$137.1	$142.8	$131.2	$140.2	$551.3	$147.7	$152.4	$132.0	$432.1

Electronics
Organic	$102.7	$97.9	$75.2	$55.8	$331.6	$65.5	$74.0	$67.1	$206.6
Acquisition	0.8	1.0	0.7	-	2.5	-	1.2	2.3	3.5
Total	$103.4	$98.9	$75.9	$55.8	$334.1	$65.5	$75.2	$69.4	$210.1

Consolidated
Organic	$233.4	$235.0	$204.3	$187.8	$860.5	$199.5	$211.2	$188.1	$598.8
Acquisition	7.2	6.6	2.9	8.2	24.9	13.7	16.4	13.3	43.4
Total	$240.5	$241.7	$207.2	$196.0	$885.4	$213.2	$227.6	$201.4	$642.2

[1] Revenue is considered to be acquisition related until the acquisition has been included in the Company’s financial results for one full year.

Helios Technologies Reports Third Quarter 2023 Financial Results;

Investing for the Future While Responding to Swiftly Changing Environment

November 2, 2023	Page 13 of 16

HELIOS TECHNOLOGIES

ADDITIONAL INFORMATION

(Unaudited)

2023 Sales by Geographic Region and Segment
($ in millions)
	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	YTD 2023	% Change y/y
Americas:
Hydraulics	$57.9	34%	$60.6	21%	$55.7	12%	$174.2	22%
Electronics	55.1	(29%)	63.2	(21%)	59.4	(9%)	177.7	(20%)
Consol. Americas	113.0	(6%)	123.8	(5%)	115.1	0%	351.9	(4%)
% of total	53%		54%		57%		55%
EMEA:
Hydraulics	$49.4	(7%)	$51.3	5%	$38.8	(6%)	$139.5	(3%)
Electronics	6.7	(43%)	7.0	(43%)	5.7	(26%)	19.4	(39%)
Consol. EMEA	56.1	(13%)	58.3	(5%)	44.5	(9%)	158.9	(9%)
% of total	26%		26%		22%		25%
APAC:
Hydraulics	$40.4	(2%)	$40.5	(8%)	$37.5	(7%)	$118.4	(5%)
Electronics	3.7	(73%)	5.0	(22%)	4.3	30%	13.0	(45%)
Consol. APAC	44.1	(20%)	45.5	(10%)	41.8	(4%)	131.4	(12%)
% of total	21%		20%		21%		20%
Total	$213.2	(11%)	$227.6	(6%)	$201.4	(3%)	$642.2	(7%)

2022 Sales by Geographic Region and Segment
($ in millions)
	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	Q4	% Change y/y	2022	% Change y/y
Americas:
Hydraulics	$43.1	26%	$49.9	20%	$49.7	10%	$56.8	22%	$199.5	19%	-
Electronics	77.7	20%	80.2	25%	65.0	1%	48.0	(26%)	270.9	5%	-
Consol. Americas	120.8	22%	130.1	23%	114.7	5%	104.8	(6%)	470.4	11%	-
% of total	50%		54%		55%		53%		53%
EMEA:
Hydraulics	$52.9	22%	$49.0	5%	$41.3	(8%)	$43.3	(4%)	$186.5	4%	-
Electronics	11.8	27%	12.3	12%	7.7	(31%)	5.3	(50%)	37.1	(12%)	-
Consol. EMEA	64.7	23%	61.3	6%	49.0	(12%)	48.6	(13%)	223.6	1%	-
% of total	27%		25%		24%		25%		25%
APAC:
Hydraulics	$41.1	(1%)	$43.9	(2%)	$40.2	(7%)	$40.1	3%	$165.3	(2%)	-
Electronics	13.9	23%	6.4	(58%)	3.3	(77%)	2.5	(79%)	26.1	(51%)	-
Consol. APAC	55.0	4%	50.3	(16%)	43.5	(25%)	42.6	(16%)	191.4	(14%)	-
% of total	23%		21%		21%		22%		22%
Total	$240.5	17%	$241.7	8%	$207.2	(7%)	$196.0	(10%)	$885.4	2%

Helios Technologies Reports Third Quarter 2023 Financial Results;

Investing for the Future While Responding to Swiftly Changing Environment

November 2, 2023	Page 14 of 16

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Operating Income RECONCILIATION

(In millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
GAAP operating income	$13.8	$30.7	$68.0	$116.6
Acquisition-related amortization of intangible assets	8.2	6.8	24.7	20.6
Acquisition and financing-related expenses(A)	0.5	2.2	3.3	4.0
Restructuring charges(B)	4.8	1.8	9.0	3.8
Officer transition costs	0.1	-	1.0	0.3
Acquisition integration costs (C)	-	0.6	0.2	2.4
Other	0.1	-	-	0.2
Non-GAAP adjusted operating income	$27.5	$42.2	$106.2	$147.8
GAAP operating margin	6.9%	14.8%	10.6%	16.9%
Non-GAAP adjusted operating margin	13.7%	20.4%	16.5%	21.4%

Adjusted EBITDA RECONCILIATION

(In millions)

(Unaudited)

	Three Months Ended		Nine Months Ended		Twelve Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022	September 30, 2023
Net income	$3.5	$20.4	$34.1	$80.9	$51.7
Interest expense, net	8.7	4.1	22.6	11.7	27.7
Income tax provision	1.5	6.3	10.7	23.8	10.2
Depreciation and amortization	16.4	12.4	47.7	37.4	61.9
EBITDA	30.1	43.1	115.1	153.7	151.5
Acquisition and financing-related expenses(A)	0.5	2.2	3.3	4.0	5.2
Restructuring charges(B)	4.8	1.8	9.0	3.8	8.8
Officer transition costs	0.1	-	1.0	0.3	0.9
Acquisition integration costs (C)	-	0.6	0.2	2.4	1.4
Change in fair value of contingent consideration	-	0.2	0.8	1.6	0.9
Other	0.1	-	(0.4)	0.2	(0.5)
Adjusted EBITDA	$35.6	$48.0	$129.0	$166.1	$168.2
Adjusted EBITDA margin	17.7%	23.2%	20.1%	24.1%	20.1%

Pre-acquisition adjusted EBITDA, 2023 Schultes and i3					2.9
TTM Pro forma adjusted EBITDA					$171.1

Helios Technologies Reports Third Quarter 2023 Financial Results;

Investing for the Future While Responding to Swiftly Changing Environment

November 2, 2023	Page 15 of 16

HELIOS TECHNOLOGIES

Non-GAAP Cash Net Income RECONCILIATION

(In millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net income	$3.5	$20.4	$34.1	$80.9
Amortization of intangible assets(D)	8.4	6.9	25.2	21.0
Acquisition and financing-related expenses(A)	0.5	2.2	3.3	4.0
Restructuring charges(B)	4.8	1.8	9.0	3.8
Officer transition costs	0.1	-	1.0	0.3
Acquisition integration costs (C)	-	0.6	0.2	2.4
Change in fair value of contingent consideration	-	0.2	0.8	1.6
Other	0.1	-	(0.4)	0.2
Tax effect of above	(3.0)	(2.9)	(8.6)	(8.3)
Non-GAAP cash net income	$14.4	$29.2	$64.6	$105.8
Non-GAAP cash net income per diluted share	$0.44	$0.90	$1.96	$3.25

(A) Acquisition and financing-related expenses include costs associated with our M&A activities. We believe these costs are not representative of the Company's operational performance and it is therefore more meaningful to analyze results with the costs excluded. For the three months and nine months ended September 30, 2023, the charges include recurring labor costs of $0.2 million and $0.6 million, professional fees of $0.1 million and $1.8 million and other M&A related costs of $0.2 million and $0.9 million, respectively.

(B) Restructuring activities include costs associated with the creation of our two new Regional Operational Centers of Excellence. We believe these costs are not representative of the Company’s operational performance and it is therefore more meaningful to analyze results with the costs excluded. For the three months and nine months ended September 30, 2023, the charges include non-recurring labor costs of $3.0 million and $5.7 million, travel costs of $0.2 million and $0.7 million and manufacturing relocation and other costs of $1.6 million and $2.6 million, respectively.

(C) Acquisition integration activities include costs associated with integrating our recently acquired businesses, which can occur up to 18 months after acquisition date. We believe these costs are not representative of the Company's operational performance and it is therefore more meaningful to analyze results with the costs excluded. For the three months and nine months ended September 30, 2023, the costs totaled $0.0 million and $0.2 million, respectively.

(D) Amortization of intangible assets presented here includes $0.2 million and $0.5 million of amortization for capitalized software development costs included within cost of sales in the income statement for the three months and nine months ended September 30, 2023, respectively.

Helios Technologies Reports Third Quarter 2023 Financial Results;

Investing for the Future While Responding to Swiftly Changing Environment

November 2, 2023	Page 16 of 16

HELIOS TECHNOLOGIES

Non-GAAP Sales Growth RECONCILIATION

(In millions)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Hydraulics	Electronics	Consolidated	Hydraulics	Electronics	Consolidated
Q3 2023 Net Sales	$132.0	$69.4	$201.4	$432.1	$210.1	$642.2
Impact of foreign currency translation(E)	(2.2)	-	(2.2)	1.3	0.3	1.6
Net Sales in constant currency	129.8	69.4	199.2	433.4	210.4	643.8
Less: Acquisition related sales	(11.0)	(2.3)	(13.3)	(39.9)	(3.5)	(43.4)
Organic sales in constant currency	$118.8	$67.1	$185.9	$393.5	$206.9	$600.4

Q3 2022 Net Sales	$131.2	$76.0	$207.2	$411.1	$278.3	$689.4

Net sales growth	1%	-9%	-3%	5%	-25%	-7%
Net sales growth in constant currency	-1%	-9%	-4%	5%	-24%	-7%
Organic net sales growth in constant currency	-9%	-12%	-10%	-4%	-26%	-13%

(E) The impact from foreign currency translation is calculated by translating current period activity at average prior period exchange rates.

Net Debt-to-Adjusted EBITDA RECONCILIATION

(In millions)

(Unaudited)

As of
September 30, 2023
Current portion of long-term non-revolving debt, net	21.8
Revolving lines of credit	218.5
Long-term non-revolving debt, net	304.2
Total debt	544.5
Less: Cash and cash equivalents	35.2
Net debt	509.3

TTM Pro forma adjusted EBITDA (F)	171.1
Ratio of net debt to TTM pro forma adjusted EBITDA	2.98
(F) On a pro-forma basis for Schultes and i3.

Non-GAAP Financial Measures and Non-GAAP Forward-looking Financial Measures:
Adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income, cash net income per diluted share and sales in constant currency are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. These Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for GAAP. Please carefully review the attached Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies. The Company does not provide a reconciliation of forward-looking Non-GAAP financial measures, such as adjusted EBITDA, adjusted EBITDA margin and cash net income and cash net income per diluted share disclosed above in our 2023 Outlook, to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the Non-GAAP financial measures in future periods.